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                                                                   EXHIBIT 10.25

                      THIRD AMENDMENT TO CREDIT AGREEMENT
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     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of
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June 29, 1998, is entered into between MELLON BANK, N.A. (the "Bank"), with a
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place of business at 400 South Hope Street, 5th Floor, Los Angeles, California
90071, and KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation ("Borrower"), with its chief executive office located at 700 East Bonita Avenue,
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Pomona, California 91767.

                                    RECITAL
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     A.   Borrower and the Bank have previously entered into that certain Credit
Agreement dated as of March 25, 1997, as amended by that certain First Amendment to Credit Agreement dated as of August 25, 1997 and that certain Second
Amendment to Credit Agreement dated as of March 17, 1998 (collectively, the "Credit Agreement"), pursuant to which the Bank has made certain loans and other
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financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

     B. Borrower has informed the Bank that it intends to acquire substantially all the capital stock of Republic Automotive Parts, Inc., a Delaware corporation ("Republic"), in exchange for certain capital stock of
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Borrower, pursuant to which, Republic will become a wholly owned Subsidiary of
Borrower (the "Republic Acquisition").
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     C.   In connection with the Republic Acquisition, Borrower has requested that the Bank amend the Credit Agreement to (a) allow Borrower to incur additional indebtedness, (b) allow Borrower to extend certain loans to Republic's customers and (c) increase the aggregate value of assets that Borrower is permitted to sell under the Credit Agreement.

     D. The Bank is willing to give such consent and further amend the Credit Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Bank's rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Consent to Republic Acquisition.  Subject to the terms and conditions
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of this Amendment, the Bank hereby consents to the Republic Acquisition in accordance with the terms and conditions of that certain Agreement and Plan of Merger dated as of February 17, 1998 among Borrower, Republic and KAI, Inc., a wholly owned subsidiary of Borrower (together with all other agreements, documents and instruments executed and/or delivered in connection therewith, the "Purchase Agreement"); provided, that, as of the date hereof and after giving
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effect to the Republic Acquisition, no Event of Default, or event which with the giving of notice
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or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing.

     2.   Amendments to Credit Agreement.
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          (a) The definition of "Guarantors" set forth in Section 1.1 of the
     Credit Agreement is hereby amended in its entirety as follows:

              "`Guarantors': Any material subsidiary of the Borrower, as
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          determined by Bank, organized under the laws of the United States of
          America or any political subdivision thereof. Without limiting the generality of the foregoing, `Guarantors' shall include North Star Plating Company, a Minnesota corporation, Inteuro Parts Distributors, Inc. a Florida corporation, and Car Body Concepts, Inc., a Florida corporation, Republic Automotive Parts, Inc., a Delaware corporation, Republic Automotive Parts Sales, Inc., a Delaware corporation, Republic Automotive Parts Distribution, Inc., a Delaware corporation, and Fenders & More, Inc., a Tennessee corporation."

          (b) Clause (iv) of Section 6.2(f) of the Credit Agreement, entitled "Indebtedness", is hereby amended in its entirety as follows:

          "(iv) Indebtedness of the Borrower and its Subsidiaries in an aggregate amount outstanding at any one time not to exceed Five Million Dollars ($5,000,000)."

          (c) Section 6.2(h) of the Credit Agreement, entitled "Loans, Investments, Secondary Liabilities", is hereby amended in its entirety as follows:

              "(h)  Loans, Investments, Secondary Liabilities.  Make or permit
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          to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, or make or permit to remain outstanding loans and advances to any of its officers, directors and shareholders or enter into or permit to remain outstanding guarantees in connection with the obligations of any of its officers, directors and shareholders, in an aggregate amount outstanding at any time, collectively among the Borrower and its Subsidiaries, in excess of Two Hundred Fifty Thousand Dollars ($250,000) (except that during the period from the date hereof through March 26, 1999 such aggregate amount outstanding at any time, collectively among the Borrower and its Subsidiaries, shall not exceed One Million Dollars ($1,000,000)), except that the Borrower and its Subsidiaries may, without limitation as to the dollar amount of any such transactions:

               (i) own, purchase or acquire certificates of deposit issued by the Bank, commercial paper rated Moody's P-1, municipal bonds rated Moody's AA or

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          better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

               (ii) continue to own the existing capital stock of the Borrower's Subsidiaries;

               (iii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

               (iv) allow the Borrower's Subsidiaries to make or permit to remain outstanding advances from the Borrower's Subsidiaries to the Borrower."

          (c) Section 6.2(i) of the Credit Agreement, entitled "Asset Sales", is hereby amended in its entirety as follows:

               "(i)  Asset Sales.  Convey, sell, lease, transfer or otherwise
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          dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, during any fiscal year of the Borrower, in one transaction or a series of transactions, outside the ordinary course of business, assets of the Borrower or of any of its Subsidiaries, whether now owned or hereafter acquired, having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000).

     2.   Effectiveness of this Amendment.  Each of the following is a condition
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precedent to the effectiveness of this Amendment and to the Bank's obligation to extend any credit to Borrower as provided for by this Amendment:

          (a) Amendment,  The Bank shall have received, in form and substance
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     satisfactory to the Bank, this Amendment fully executed in a sufficient number of counterparts for distribution to the Bank and Borrower.

          (b) Authorizations.  The Bank shall have received evidence, in form
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     and substance satisfactory to the Bank, that the execution, delivery and performance by Borrower and each Guarantor and any instrument or agreement required under this Amendment have been duly authorized.

          (c) Delivery of Guarantees.  The Bank shall have received the
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     continuing guarantees of Republic, Republic Automotive Parts Sales, Inc.,
     Republic Automotive Parts Distributors, Inc. and Fenders & More, Inc., each in form and substance satisfactory to the Bank.

          (d) Purchase Agreement.  The Bank shall have received, in form and
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     substance satisfactory to the Bank, evidence that the Purchase Agreement has been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreement have been consummated.

          (e) Payoff Letter.  The Bank shall have received a payoff letter, in
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     form and substance satisfactory to the Bank, from Comerica Bank confirming that any financing

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     arrangements with, and any security interest against Republic or any of its
     Subsidiaries in favor of, such lenders shall be terminated upon receipt of the payoff amount.

          (f) Termination Letter.  The Bank shall have received a termination
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     letter from First American National Bank terminating that certain
     Acceptance Credit Agreement dated as of January 23, 1997 from First American Bank to Republic and the transactions contemplated thereby.

          (g) Representations and Warranties.  The Representations and
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     Warranties set forth in the Credit Agreement must be true and correct as of the date of this Amendment as if made as of such date.

          (h) No Event of Default.  As of the date hereof and after giving
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     effect to the Republic Acquisition, no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing.

          (i) Other Required Documentation. All other documents and legal
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     matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Bank.

     3.   Representations and Warranties.  The Borrower represents and warrants
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as follows:

          (a) Authority.  Borrower has the requisite corporate power and
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     authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby). The execution, delivery and performance by the Borrower of this Amendment and each Loan Document (as amended or modified hereby) have been duly approved by all necessary corporate action of Borrower and no other corporate proceedings on the part of Borrower are necessary to consummate such transactions.

          (b) Enforceability.  This Amendment has been duly executed and
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     delivered by Borrower.  This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

          (c) Republic Acquisition.
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              (i) The Purchase Agreement and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to the Bank and consented to in writing by the Bank) of all conditions precedent set forth therein and after giving effect to the terms of the Purchase Agreement and any related documents to be executed and delivered by Republic thereunder, Borrower acquired and has good and marketable title to all of the issued and outstanding

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          shares of the capital stock of Republic, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to the Bank.

               (ii) All actions and proceedings required by the Purchase Agreement, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

               (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreement and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreement.

               (iv) Borrower has delivered, or caused to be delivered, to the Bank true, correct and complete copies of the Purchase Agreement.

          (d) Representations and Warranties.  The representations and
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     warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          (e) No Default.  As of the date hereof and after giving effect to the
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     Republic Acquisition, no event has occurred and is continuing that constitutes, or would with notice or passage of time or both would constitute, an Event of Default.

     4.   Choice of Law.  The validity of this Amendment, its construction,
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interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     5.   Counterparts.  This Amendment may be executed in any number of
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counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     6.   Due Execution.  The execution, delivery and performance of this
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Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

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     7.   Reference to and Effect on the Loan Documents.
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          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any the Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

     8.   Ratification.  Borrower hereby restates, ratifies and reaffirms each
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and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

     9.   Estoppel.  To induce the Bank to enter into this Amendment and to
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continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations.

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                  KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,
                                  a California corporation


                                  By: /s/ John M. Palumbo
                                      -----------------------------
                                  Name: John M. Palumbo
                                  Title: Chief Financial Officer



                                  MELLON BANK, N.A.,
                                  a national association


                                  By: /s/ Kevin D. Kelly
                                      -----------------------------
                                  Name: Kevin D. Kelly
                                  Title: Vice President

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